Exhibit 10.1

PLACING agreement

Pricing Terms and Closing Arrangements

Seller:	GENPHARM INTERNATIONAL INC.	Issuer (ticker):	GENMAB A/S (GEN DC)

Ordinary Shares of Issuer (the "Shares"):	2,500,000	Backstop Price:	305 DKK

The Seller appoints Goldman Sachs International ("Goldman Sachs") to act as the Seller’s agent and Goldman Sachs agrees to procure purchasers of the Shares on behalf of the Seller or purchase the Shares itself subject to the terms and conditions set forth in this Agreement.

No later than 5.00pm (London time) on 28 January 2008, Goldman Sachs shall give notice to the Seller (the “Pricing Notice”) of its good faith determination based on indications of interest received from potential purchasers of the price per Share at which all of the Shares can be re-sold (the “Clearing Price”). The price payable to the Seller (the “Aggregate Purchase Price”) shall equal the number of Shares multiplied by the aggregate of: (A) the Backstop Price; and (B) 75% of the amount, if any, by which the Clearing Price exceeds DKK 305.61.  The Aggregate Purchase Price shall be payable in United States dollars using the DKK/USD mid-point exchange rate published on the World Currency Page on Bloomberg at 8.00am (London time)  on the 29th of January 2008.

Closing will take place at 7.00am (London time) on the third Copenhagen Stock Exchange trading day following the date on which Goldman Sachs delivers the Pricing Notice (the “Closing Time”) by the Seller’s delivery of the Shares to Goldman Sachs as agent for the purchasers or as principal, as the case may be, against payment of the Aggregate Purchase Price payable by the Seller.

The Aggregate Purchase Price does not include, and the Seller is responsible for and shall pay, all transfer taxes, stamp taxes and other duties legally owed by the Seller upon the sale and delivery of the Shares. The Seller shall promptly pay or transfer to Goldman Sachs all dividends, distributions or other rights declared or distributed in respect of the Shares for which a record date occurs on or after the date of this Agreement.

The Seller acknowledges and agrees that for purposes of client categorization under the Markets in Financial Instruments Directive the Seller is qualified as “professional client”.

The Seller confirms that the Shares are admitted to trading on a Regulated Market or Multilateral Trading Facility (“MTF”) and that it hereby provides express consent to Goldman Sachs to executing an order outside a Regulated Market or MTF.

The Seller acknowledges receipt of the document entitled “General Statement of Distribution Principles” and confirms that it will not claim or allege that Goldman Sachs is liable for the Backstop Price or the Clearing Price being set at a level that is too high or too low or for any sales of the Shares by investors to which such Shares are allocated.

Closing Conditions, Representations and Warranties and Indemnity and Lock Up

The parties’ obligations under this Agreement are subject to the conditions specified in Annex I. The parties make the representations and warranties in Annex II.

Notices, Confidentiality, Rights of Third Parties, Governing Law and Counterparts

No statement, notice or waiver under, or amendment to, this Agreement shall be valid unless it is in writing and, in the case of amendments, executed by each party. Notices shall be delivered by facsimile as indicated below. Except to the extent required by applicable law or regulation, this Agreement and the transactions contemplated by it may not be disclosed to any third party or otherwise publicly referred to by either party prior to the Closing Time without the prior written consent of the other party.

This Agreement shall be binding upon, and inure solely to the benefit of, Goldman Sachs and the Seller and their respective successors and permitted assigns.

This Agreement shall be governed by and construed in accordance with English law, and the parties agree that the courts of England are the most appropriate and convenient courts to hear any dispute under or arising out of this Agreement and, accordingly, submit to the exclusive jurisdiction of such courts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

GOLDMAN SACHS INTERNATIONAL		GENPHARM INTERNATIONAL INC.

By:	/s/ Alexandre Harfouche	By:	/s/ Christian S. Schade
	Name: Alexandre Harfouche		Name: Christian S. Schade
	Title: Executive Director		Title: Chief Financial Officer
	Date: January 28, 2008		Date: January 28, 2008
	Facsimile for Notices: +44 20 7774 1550		Facsimile for Notices:
	Attn: Equity Capital Markets		Attn:

Annex I

Conditions

The obligations of Goldman Sachs under this Agreement are subject to the conditions set forth below. Goldman Sachs may waive, in its sole discretion, any of these conditions by written notice to the Seller.

Accuracy of Seller’s representations and warranties.  Each of the representations and warranties of Seller in this Agreement shall have been correct when given or made and shall remain correct in all material respects as if given and made at the Closing Time.

No force majeure.  None of the following events shall have occurred since the date of this Agreement: (A) a suspension or material limitation in trading of the Issuer’s securities or securities generally on the Copenhagen Stock Exchange; (B) a general moratorium on commercial banking activities declared by the relevant authorities in the United Kingdom or Denmark (the “Relevant Countries”) or a material disruption in commercial banking or securities settlement or clearance services in any of the Relevant Countries; (C) the outbreak or escalation of hostilities or another emergency or crisis involving any of the Relevant Countries or the declaration by any of the Relevant Countries of a national emergency or war; or (D) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in any of the Relevant Countries or elsewhere, if the effect of any such event specified in (C) or (D) in the judgment of Goldman Sachs makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement.

In the event that Seller shall not have delivered the Shares at the Closing Time as required by this Agreement, or any of the above conditions shall not have been satisfied (or waived in writing), by or at the Closing Time, Goldman Sachs may in its sole discretion elect to terminate this Agreement  in which case the Agreement shall cease to have effect, except for the liability of the Seller arising before or in relation to such termination and as otherwise provided herein, provided that, if the Seller delivers less than all of the Shares by or at the Closing Time, Goldman Sachs shall also have the option to effect the purchase of any number of such Shares as are delivered at the agreed purchase price per share, but such partial purchase shall not relieve the Seller from liability for its default with respect to the Shares not purchased.

The obligations of the Seller under this Agreement are subject to the conditions set forth below. The Seller may waive, in its sole discretion, any of these conditions by written notice to Goldman Sachs.

Accuracy of Goldman Sachs’ representations and warranties.  Each of the representations and warranties of Goldman Sachs in this Agreement shall have been correct when given or made and shall remain correct in all material respects as if given and made at the Closing Time.

No force majeure.  None of the following events shall have occurred since the date of this Agreement: (A) a suspension or material limitation in trading of the Issuer’s securities or securities generally on the Copenhagen Stock Exchange; (B) a general moratorium on commercial banking activities declared by the relevant authorities in the United Kingdom or Denmark (the “Relevant Countries”) or a material disruption in commercial banking or securities settlement or clearance services in any of the Relevant Countries; (C) the outbreak or escalation of hostilities or another emergency or crisis involving any of the Relevant Countries or the declaration by any of the Relevant Countries of a national emergency or war; or (D) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in any of the Relevant Countries or elsewhere, if the effect of any such event specified in (C) or (D) in the judgment of the Seller makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement.

Lock Up

During the period ending 90 days after the date of this Agreement neither Seller nor any of its affiliates will, or will cause any other person to, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any Shares or depositary receipts representing Shares or any other securities of the Issuer which are substantially similar to Shares or any securities convertible into, exchangeable for or representing the right to receive any of the foregoing securities or enter into any options or derivatives, cash settled or otherwise, or other transactions relating to the foregoing or having similar economic effect.

Annex II

Representations & Warranties

The Seller represents and warrants to, and agrees with, Goldman Sachs that:

This is a valid and binding agreement. This Agreement has been duly authorised, executed and delivered by the Seller and constitutes a valid and legally binding agreement of the Seller.

Seller has all necessary approvals to sell the Shares. All corporate consents, approvals, and other authorisations, necessary for the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby have been obtained or made and are in full force and effect.

Seller will transfer good and valid title to the Shares. The Seller has good and valid title to the Shares free and clear of liens, encumbrances, equities or claims; and upon delivery of the Shares to Goldman Sachs against payment pursuant to this Agreement, good and valid title to the Shares, free and clear of liens, encumbrances, equities or claims, will pass to Goldman Sachs.

The Seller is not violating insider trading or market abuse laws. The Seller does not possess any non-public information concerning the Issuer that is material or price-sensitive, and the sale of the Shares hereunder will not constitute a violation by the Seller of applicable law prohibiting "insider dealing" in securities or “market abuse”.

No registration in the United States is required.  No registration of the Shares is required under the Securities Act for the transactions contemplated hereby. None of the Issuer, the Seller, any of Seller’s affiliates, any person acting on Seller’s behalf or to the Seller’s knowledge any other person has engaged or will engage in “directed selling efforts” or any form of “general solicitation” or “general advertising” (as those terms are defined in Regulation S and Regulation D under the Securities Act) with respect to the Shares or has made or will make offers or sales of any security, or has solicited or will solicit offers to buy any security, or has taken or will take any other action, under circumstances that would require the registration under the Securities Act of the sales of the Shares contemplated by this Agreement.

The Seller undertakes to immediately notify Goldman Sachs in writing if any of its representations or warranties was not correct when made or ceases to be correct prior to the Closing Time.

Goldman Sachs represents and warrants to, and agrees with, the Seller that:

This is a valid and binding agreement. This Agreement has been duly authorised, executed and delivered by Goldman Sachs and constitutes a valid and legally binding agreement of Goldman Sachs.

Compliance with laws.  Goldman Sachs will execute the transaction contemplated by this Agreement outside the United States and in compliance with applicable laws in all material respects.

Goldman Sachs undertakes to immediately notify the Seller in writing if any of its representations or warranties was not correct when made or ceases to be correct prior to the Closing Time.